Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Incentive Plan of Vical Incorporated and the Equity Incentive Plan of Brickell Biotech, Inc. of our report dated July 2, 2019, with respect to the consolidated financial statements of Brickell Biotech, Inc. included in Brickell Biotech, Inc.’s Current Report on Form 8-K dated September 3, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
September 10, 2019